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                                                                     EXHIBIT 4.9

                               WARRANT CERTIFICATE


THE WARRANT REPRESENTED BY THIS CERTIFICATE (THE "WARRANT") HAS BEEN (I) ACQUIRED FOR INVESTMENT AND (II) ISSUED AND SOLD IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND APPLICABLE STATE SECURITIES LAWS. THE WARRANT, AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF, CANNOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED, OTHER THAN PURSUANT TO (I) AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION THAT IS OTHERWISE IN COMPLIANCE WITH THE ACT AND (II) EVIDENCE REASONABLY SATISFACTORY TO THE ISSUER OF COMPLIANCE WITH ALL APPLICABLE STATE AND FEDERAL SECURITIES LAWS. THE ISSUER SHALL BE ENTITLED TO RELY UPON AN OPINION OF COUNSEL SATISFACTORY TO IT WITH RESPECT TO COMPLIANCE WITH SUCH LAWS.


NO. 1                                                            APRIL 30, 1999


                   VOID AFTER 5:00 P.M. EASTERN STANDARD TIME
                                ON APRIL 30, 2009
                             (THE "EXPIRATION DATE")


                                 FLIGHTSERV.COM

                               WARRANT CERTIFICATE


         THIS CERTIFIES THAT, as consideration to Vance for allowing its name and reputation to be associated with flightserv.com, which will assist flightserv.com in obtaining financing and customers, VANCE EXECUTIVE PROTECTION, INC. ("Holder"), is the owner of a Warrant that, subject to the terms of this Warrant Certificate, entitles the Holder to purchase up to One Million (1,000,000) fully paid and non-assessable shares (the "Shares") of the common stock, $0.04 par value per share (the "Common Stock"), of FLIGHTSERV.COM, a Delaware corporation (the "Company"), in three increments as described in
Section 6 below, at the purchase price of fifty cents ($0.50) per share (the "Exercise Price") upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase attached hereto, duly executed, at any time prior to the Expiration Date.

         1. REGISTRATION. The Warrant has been numbered and registered in a warrant register (the "Warrant Register"). The Company shall treat the Holder of the Warrant as set forth in the Warrant Register as the owner in fact thereof for all purposes. The Company is not liable for any registration or transfer of any Warrant that is registered or any Warrant that will become registered in the name of a fiduciary or its nominee unless the Company has actual knowledge


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that a fiduciary or its nominee is committing a breach of trust by requesting such registration or transfer or has actual knowledge of such facts that its participation therein amounts to bad faith.

         2. RIGHT TO PIGGYBACK. If the Company shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Rule 145 transaction, or a registration on any registration form that does not permit secondary sales, the Company will:

         (a)      give to the Holder written notice thereof; and

         (b) use its best efforts to include in such registration (and any related filing or qualification under applicable blue sky laws), except as set forth in Section 3 below, and in any underwriting involved therein, all the securities granted under this Warrant Certificate ("Unregistered Securities") specified in a written request or requests, made by the Holder and received by the Company within seven (7) days after the written notice from the Company described in clause (a) above is received by Holder or delivered by the Company. Such written request may specify all or a part of the Holder's Unregistered Securities granted but no less than 25% of the Holder's Unregistered Securities.

         3. UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holder as a part of the written notice given pursuant to Section 2(a). In such event, the right of the Holder to registration pursuant to this Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Unregistered Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders of securities of the Company with registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Company.

         Notwithstanding any other provision of this Section 3, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Unregistered Securities from, or limit the number of Unregistered Securities to be included in, the registration and underwriting. The Company shall so advise the Holder of securities if requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its own account and thereafter in proportionate fractions to the number of shares presented by all stockholders with equivalent registration rights. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from the Company or the underwriter. Any Unregistered Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         If shares are so withdrawn from the registration and if the number of shares of securities to be included in such registration was previously reduced as a result of marketing factors, the Company shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount


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equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in proportionate fractions to the number of shares presented by all holders.

         4.       EXPENSES OF REGISTRATION INDEMNIFICATION.

         (a) All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 3 hereof shall be borne by the Company. All Selling Expenses relating to securities so registered shall be borne by the Holder and other holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

         (b) The Company will indemnify the Holder, and its officers, directors, and agents and each person controlling the Holder within the meaning of Section 15 of the Act, from and against all expenses, claims, losses, damages and liabilities (including reasonable attorney's fees and defense costs) ("Costs") arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document relating to the registration of securities hereunder (collectively the "Registration Documents"), or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any federal securities law or any state securities law or any rule or regulation thereunder applicable to the Company. The Holder will (if securities held by him are included in the registration), indemnify the Company and each of its directors, officers and agents and each person who controls the Company within the meaning of Section 15 of the Act, from and against all Costs arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Document in reliance upon and in conformity with written information furnished to the Company by Holder and stated to be specifically for use therein. It is agreed that the indemnity agreements contained in this section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the indemnifying party (which consent shall not be unreasonably withheld).

         5. TRANSFER OF WARRANT. The Warrant is transferable on the books of the Company only upon delivery of the Warrant to the Company, duly endorsed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official certified copy thereof, shall be deposited with the Company. Should an executor, administrator, guardian or other legal representative of a Holder effect such a transfer, then duly authenticated evidence of its authority must be produced and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company agrees to deliver a new Warrant or Warrants to the persons entitled thereto. Notwithstanding the foregoing, the Company has no obligation to transfer the name of


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the Holder on its books to any person, unless the Holder furnishes the Company evidence of compliance with the Act, in accordance with the provisions of
Section 13 hereof.

         6. PERIOD OF EXERCISE. The Exercise Price and the number of Shares issuable upon exercise of the Warrant are subject to adjustment upon the occurrence of certain events, pursuant to the provisions of Section 12 hereof. Subject to the provisions of this Warrant, the Holder has the right to purchase from the Company (and the Company will issue and sell to such registered Holder) the number of Shares equal to the following:

         (a) No rights to purchase Shares hereunder shall arise until the Closing Price for the Common Stock is at least One Dollar ($1.00) per share for fifteen (15) consecutive trading days, at or after which time, and up to the Expiration Date, the Holder shall be entitled to purchase the first increment equal to 333,333 of the Shares, as the same may be adjusted in accordance with the provisions of Section 11 hereof. For purposes of this Warrant, the term "Closing Price" shall mean the daily closing price per share of the Common Stock as reported on the American Stock Exchange (the "AMEX") or if the Common Stock is not listed on the AMEX, such other national securities exchange on which the Common Stock is then listed, or if the Common Stock is not then listed on any national securities exchange, the last quoted price or if not quoted, the closing bid price in the over the counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System.

         (b) At or after such time as the Closing Price for the Common Stock is at least One Dollar and Fifty Cents ($1.50) per share for fifteen (15) consecutive trading days, and up to the Expiration Date, the Holder shall be entitled to purchase the second increment equal to 333,333 of the Shares, as the same may be adjusted in accordance with the provisions of Section 11 hereof.

         (c) At or after such time as the Closing Price for the Common Stock is at least Two Dollars ($2.00) per share for fifteen
                  (15) consecutive trading days, and up to the Expiration Date, the Holder shall be entitled to purchase the third and final increment equal to 333,334 of the Shares, as the same may be adjusted in accordance with the provisions of Section 11 hereof.

         (d) This Warrant shall expire and no longer be exercisable on and after 5:00 p.m., April 30, 2009 or upon the earlier consummation of any merger in which the Common Stock is changed or converted into other securities, cash or property (provided, however, that the Holder received notice of such merger pursuant to Section 8 hereof).

         7. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised by the Holder in whole or in part (but not as to a fractional Share), by surrendering the Warrant to the Company or its duly authorized agent, with the Form of Election to Purchase, a copy of which is attached hereto, duly completed and signed, and upon paying to the Company the Exercise Price, as may be adjusted in accordance with the provisions of Section 11 hereof, for the number of Shares for which this Warrant is exercised. Payment of such Exercise Price may be made (a) in cash; (b) by certified check, bank draft or drawn postal, express money order payable to the order of flightserv.com; or (c) by reducing the actual number of Shares issuable


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upon the exercise of this Warrant (as set forth on the Election to Purchase) by the smallest number of whole shares of the Common Stock which, when multiplied by the Closing Price per share of the Common Stock as of the date this Warrant is exercised, is sufficient to satisfy the Exercise Price for the number of Shares for which this Warrant is exercised. Upon the surrender of this Warrant, payment of the Exercise Price as described above and payment of all tax obligations as described in Section 9 below, the Company agrees to cause to be issued and delivered with all reasonable dispatch to or upon the written order of the registered Holder and (subject to receipt of evidence of compliance with the Act in accordance with the provisions of Section 12 hereof) in such name or names as such registered Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Warrant, together with cash, as provided in Section 14 hereof, in respect of any fractional Share otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of surrender of this Warrant, payment of the Exercise Price as described above and payment of all tax obligations as described in
Section 9 hereof; provided, however, that if, at the date of surrender of this Warrant and payment of the Exercise Price and taxes the transfer books for the Common Stock or other class of stock purchasable upon the exercise of this Warrant shall be closed, the certificates for the Shares for which this Warrant is exercised shall be issuable as of the date on which such books shall next be opened (whether before, on or after the Expiration Date) and until such date the Company shall be under no duty to deliver any certificates for such Shares; and provided further, however, that the transfer books shall not be closed at any one time for a period longer than twenty (20) consecutive calendar days unless otherwise required by law.

         8.       NOTICES.

         (a) Notice of Adjustment. Whenever the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted pursuant to Section 12, the Company shall forthwith prepare a certificate to be executed by the President or Chief Financial Officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the method by which the adjustment was calculated and describing the number of shares of Common Stock for which this Warrant is exercisable after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Holder. The Company shall keep at its principal office copies of all such certificates and cause the same to be available for inspection during normal business hours by the Holder of any prospective purchaser of the Warrant designated by the Holder.

         (b) Notice of Extraordinary Distributions. In the event that the Company proposes to set a record date for the purpose of entitling holders of its Common Stock to receive any dividend or other distribution of:

                  (i) cash in an amount in excess of the previous regular cash dividend, or

                  (ii) any evidences of its indebtedness, any shares of its stock or any other securities or property of any nature whatsoever, including any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares or its stock of any other securities or property; then the


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                           Company shall deliver to the Holder written notice of
                           such proposed dividend or distribution at least 10 days prior to such proposed record date. A reclassification of Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section
                           8(b) and, if the outstanding shares of Common Stock shall be changed into a larger of smaller number of shares of Common Stock as a part of such reclassification, shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 12.

         (c) Notice of Certain Mergers and Asset Dispositions. In the event that the Company proposes to consolidate with or merge into another corporation in a transaction in which the Common Stock will be changed or converted into other securities, cash or property, or to sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation or other entity, the Company shall deliver to each Holder written notice of such proposed transactions at least 15 days prior to the earlier of its consummation or the taking of any record of the holders of its Common Stock for the purpose of determining their rights pursuant to such transactions.

         (d) Notice of Registration Statement. In the event that the Company shall propose to file a registration statement under the Act with respect to any shares of Common Stock of the Company, it shall deliver to each Holder (i) at least 15 days advance notice of its intention to file such registration statement and the anticipated range of prices at which the shares of Common Stock are proposed to be offered; (ii) prompt notice of any change in such anticipated range of prices; and
                  (iii) notice by 10:00 a.m., New York City time, on the day prior to the date on which the registration statement is expected to become effective.

         (e) Notice Procedures. Unless otherwise expressly provided for in this Warrant, any notices or other communications required or permitted hereunder shall be given in writing and shall be delivered personally, by overnight delivery service or by registered or certified mail and shall be deemed to have been given when so delivered personally, or one business day after the date of deposit with such overnight courier or three business days after the date mailed. All notices shall be addressed to the respective parties as follows: if to Holder, to Vance Executive Protection, Inc., 10467 White Granite Drive, Oakton, Virginia 22124, Attn. President; and if to Company, to flightserv.com, 3343 Peachtree Road, N.E., Suite 530, Atlanta, Georgia 30326 or such other address as the party to whom notice is to be given may have furnished to the other party in writing.

         9. PAYMENT OF TAXES. The Holder agrees to pay all documentary stamp taxes (whether federal, state or local) attributable to the exercise of this Warrant and the issuance of Shares upon such exercise by delivery of cash or a certified check payable to the Company in the amount of all such taxes. In addition, as a condition to the exercise of the Warrant, the Company may require the Holder to pay or reimburse the Company for any taxes which the




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Company determines are required to be withheld in connection with the grant or any exercise of this Warrant. Such payment or reimbursement shall be in the manner set forth in this Section 9.

         10. MUTILATED OR MISSING WARRANTS. Should this Warrant be mutilated, lost, stolen or destroyed, the Company may, in its discretion, issue and deliver in exchange and substitution for, and upon cancellation of, the mutilated Warrant, or in lieu of and substitution for the lost, stolen or destroyed Warrant, a new Warrant of like tenor representing an equivalent right or interest. The Company shall issue and deliver such new Warrant only upon receipt of evidence reasonably satisfactory to the Company, if requested, of such loss, theft or destruction of such Warrant and a reasonable indemnity. Applicants for such substitute Warrants also shall comply with such other reasonable regulations and pay such other reasonable charges as the Company may prescribe.

         11. RESERVATION OF COMMON STOCK, ETC. The Board of Directors of the Company has approved this Warrant and the Company has reserved (and will continue to reserve until the earlier of the exercise of this Warrant or the Expiration Date) out of the authorized and unissued shares of the Common Stock a number of shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant. The transfer agent for the Common Stock (the "Transfer Agent") and every subsequent Transfer Agent for any shares of the Common Stock issuable upon the exercise of any of the rights of purchase aforesaid are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares of the Common Stock as shall be required for such purpose. The Company will supply such Transfer Agent with duly executed stock certificates for such purposes. Any Warrant surrendered in the exercise of the rights hereby evidenced shall be cancelled, and such cancelled Warrant shall constitute sufficient evidence of the number of Shares that have been issued upon the exercise of such Warrant. No shares of Common Stock shall be subject to reservation concerning any Warrant not exercised on or prior to the Expiration Date.

         12. ADJUSTMENTS OF WARRANT PRICE AND NUMBER AND KIND OF SHARES. The Exercise Price and the number and kind of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of the following events subsequent to the date hereof.

         (a) In case the Company shall (i) pay a dividend in shares of its capital stock or make a distribution in shares of its capital stock (whether of the Common Stock or of any other class of capital stock), (ii) subdivide its outstanding Common Stock into a greater number of shares or (iii) combine its outstanding Common Stock into a smaller number of shares, then the number of Shares (calculated immediately prior to such change) shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the total number of shares of Common Stock of the Company by reason of such change, and the Exercise Price of the Shares after such change shall, in the case of an increase in the number of shares of Common Stock, be proportionately reduced, and, in case of a decrease in the total number of shares of Common Stock, be proportionately increased. An adjustment made pursuant to this Paragraph (a) of this Section 12 shall become effective immediately after the record date for determining stockholders entitled to receive such dividend or distribution in the case of a dividend or distribution in shares of the Company's capital stock and shall become effective immediately


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                  after the effective date in the case of a subdivision,
                  combination or reclassification. If, as a result of an adjustment made pursuant to this Paragraph (a) of this Section 12, the Holder shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive) shall in good faith determine the allocation of the adjusted exercise price between or among shares of such classes of capital stock.

         (b) Reorganization, Reclassification. If the Company shall effect any reorganization or reclassification of its capital stock in connection with which a Holder has not exercised this Warrant, then, upon any exercise of this Warrant subsequent to the consummation thereof, such Holder shall be entitled to receive, in lieu of the Common Stock issuable upon exercise immediately prior to such consummation, the highest amount of stock, other securities or property (including cash) to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustments thereafter as provided in this Section 12.

         (c) No adjustment in the Exercise Price shall be required unless and until such adjustments would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments that by reason of this Paragraph (b) of this Section 12 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 12 shall be made to the nearest cent or to the nearest whole Share, as the case may be.

         (d) If at any time as a result of any adjustment made pursuant to Paragraph (a) of this Section 12, the Holder of this Warrant shall become entitled to receive any shares of the Company's capital stock other than Common Stock, then the number of such other shares receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions concerning the Common Stock contained in Paragraphs (a) through (c), inclusive, of this Section 12.

         (e) Irrespective of any adjustments in the Exercise Price or the number or kind of Shares or shares of other capital stock of the Company or of others purchasable upon exercise of this Warrant, any warrants theretofore or thereafter issued may continue to express the same price and number and kind of Shares or shares of other capital stock of the Company as are stated in such warrants when initially issued.

         13. REGISTRATION UNDER THE SECURITIES ACT OF 1933. Neither this Warrant nor the Shares have been registered under the Act in reliance on exemption from such registration requirements provided by Section 4(2) of the Act and Regulation D promulgated thereunder, and under exemptions provided by applicable state securities laws. The Holder, by its acceptance hereof, covenants and agrees that it will not transfer or dispose of this Warrant or any of the Shares except pursuant to (a) an effective registration statement filed under the Act or (b) an opinion of counsel, reasonably satisfactory to counsel for the Company, that an exemption from


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the registration requirements under the Act and applicable state securities laws is available and otherwise in accordance with the conditions set forth in
Section 13 hereof.

         14. FRACTIONAL INTERESTS. No fractional shares of the Common Stock will be issued upon the exercise of this Warrant or any future Warrants issued in replacement hereof, but in lieu thereof a cash payment will be made to the Holder.

         15. RIGHTS OF WARRANT HOLDERS. No Holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed the Holder of Common Stock or any other securities of the Company that may at any time be issuable upon the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant shall have been exercised and the Common Stock purchasable upon the exercise hereof shall have become deliverable to such Holder.


                             [Signatures Next Page]


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         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed under seal and delivered as of the date and year first written above.


                                        FLIGHTSERV.COM



                                        BY:  /s/  C.B. Lance
                                           ------------------------------------
                                             PRESIDENT


[CORPORATE SEAL]


Attest:  /s/  Judy Gordon
       --------------------
         Secretary


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                          FORM OF ELECTION TO PURCHASE


TO:      flightserv.com
         3343 Peachtree Road, N.E.
         Suite 530
         Atlanta, Georgia  30326
         Attention:  President

         Pursuant to the Warrant Certificate (herein called the "Certificate"), dated as of April 30, 1999, granted by flightserv.com (the "Company") to Vance Executive Protection, Inc. ("Vance"), Vance hereby gives notice that it elects to exercise the warrant granted under the Certificate with respect to ______ shares of the common stock of the Company as of the date on which this notice is delivered to the Company, and accordingly hereby agrees to purchase such shares at the price and on the terms established under the Certificate. To the extent payment is made by cash, check or shares of the Company's stock previously owned by the Company, full payment for such shares is enclosed. Such payment consists of:

         __________      Cash
         __________      Check
         __________      shares of the Company's common stock, _______ of which
                         are previously owned.


         Vance hereby represents and warrants that it is purchasing such shares for investment purposes only and not with a view to distribution or resale.

         Vance hereby agrees that the warrant granted under the Certificate shall be deemed to have been exercised to the extent specified in this notice on the exercise date below the authorizing signature, and Vance hereby warrants that on such date this notice was delivered to the Company.

                                                 Sincerely,


                                                 -----------------------------
                                                 Title:




DATED:
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